Exhibit 99.1

At the Company:	Investor Contact:
Chris Romandetti	LHA
President and CEO	Jody Cain
(321) 725-0090	(310) 691-7100 Jcain@lhai.com @LHA_IR_PR

First Choice Healthcare Solutions Completes Acquisition of First Choice Medical Group of Brevard

Medical specialty unit advances the Company’s new business strategy and serves as the prototype for a fresh and innovative approach to healthcare management

Investor conference call to be held on April 17 at 4:30 p.m. Eastern time

MELBOURNE, Fla. (April 9, 2012) – First Choice Healthcare Solutions, Inc. (OTC/BB: FCHS, OTC/BB: FCHSD) (“First Choice” or “the Company”) today announced its acquisition of First Choice Medical Group of Brevard, LLC, (“FCMG”) a multi-specialty medical group practice including orthopedics (both operative and non-operative), sports medicine, pain management and neurology located in Melbourne, Fla.

The purchase price for the acquisition was $2,524,000, of which approximately $1.14 million was paid in cash and the net balance was paid by issuing to the members of 976,179 pre-reverse split shares of the Company’s restricted common stock valued at $0.90 per share (which is 244,045 post-split shares). Further details of the closing can be found in the Company’s most recent Form 8-K as filed with the SEC.

“We are excited to complete the acquisition of FCMG, which is a remarkable medical practice in its own right and will serve as the prototype for our future medical specialty units,” said Chris Romandetti, First Choice President and CEO.  “The Brevard practice is state-of-the-art and has some of the most highly trained professionals in the region.  With the completion of the acquisition, we will continue to add skilled physicians in the areas of neurosurgery, orthopedic surgery, interventional pain management and neurology to ensure our flagship facility is able to provide world-class care to our patients.

“Furthermore, First Choice will offer the financial capability to implement a host of on-site ancillary services including, but not limited to, MRI, X-Ray and Aquatic Physical Therapy that are convenient for the patient and improve clinical outcomes.  Beyond a comprehensive offering of services in a single, modern facility, all of the professionals at FCMG share an unwavering commitment to superlative patient care and customer service.  That commitment permeates the entire First Choice organization and is the hallmark of our operations.”

First Choice Medical Group of Brevard is located in a 68,000-square-foot facility on the first floor of Marina Towers, a Class A office building owned by First Choice.  Installation of the diagnostic and rehabilitation services is underway and is expected to be completed in mid-2012.

This acquisition is the first of several to be carried out under the Company’s new business strategy, which provides incentives for certain physician specialists to remain in private practice despite economic pressures to become employed by hospitals and other health systems, while continuing to deliver first-class care to their patients.  First Choice is taking a fresh and innovative approach to medical group practices by adapting a scalable, retail services model that capitalizes on the changing dynamics in the multibillion-dollar medical services industry.  The Company’s model provides patients with access to high-quality medical services with a human touch, and allows physicians to focus their full attention on practicing medicine by freeing them from the burden of nonclinical, administrative functions.

“Physicians tell me time and time again they love to practice medicine, but are being squeezed out of private practice by current healthcare and business economic realities, and are being forced to make tough decisions – one of which is to join assembly line-like operations such as hospitals where they lose control over the patient relationship and are unable to participate in revenues from ancillary services,” commented Mr. Romandetti.  “Our business model features developing and acquiring a network of efficient, professional multi-specialty practices and physicians, including neurology, orthopedics and pain management, among others, that  utilize diagnostic and other ancillary services, together with a facility that will house state-of-the-art equipment for those services; including these ancillary services as part of the physicians' group practice where appropriate, will provide additional revenues to the group that would otherwise be lost to others.

Additionally, the Company builds financial and operational efficiencies into practices by providing all front- and back-office functions including the latest in paperless electronic patient scheduling and electronic medical record software, paperless billing systems, collections and cash-flow management without the significant fixed overhead of legacy leases, systems and contracts.  The Company has a strategic alliance with Medtrx, which brings unmatched expertise in billings and collections, as well as proprietary IT billing and collection software systems built from the ground up specifically for the medical industry.  Medtrx has further customized their system to meet the specific needs of our prototype medical specialty unit.

“We believe ours is a scalable model that requires minimal capital expenditures.  Now with the completion of the acquisition of our first medical specialty unit, our plan is to expand with multiple clinical units by the end of 2013.  Our business model provides for predictable cash flow and we expect to benefit from economies of scale as we build up our operations,” he added.  “We believe our current financial resources are sufficient to support our operations and near-term expansion plans.”

Effective April 2, 2012, the State of Florida issued a Health Care Clinic license to First Choice Medical Group of Brevard, LLC, the company’s first medical specialty unit.  In addition, FCMG has been licensed for two additional locations in Brevard County, which will serve as satellite offices for FCMG’s  main facility.

Conference Call and Company Presentation
First Choice Healthcare Solutions, Inc. has scheduled an investor conference call for Tuesday, April 17 at 4:30 p.m. Eastern time.  During this call, management will present the new business strategy and take questions.  Individuals interested in participating in the call may do so by dialing (888) 803-7481 for domestic callers, or (706) 679-7889 for international callers.  A telephone replay will be available for 48 hours following conclusion of the call by dialing (855) 859-2056 for domestic callers, or (404) 537-3406 for international callers, and entering reservation code 69995523.  Copies of the presentation materials that will be discussed on the call will be filed with the SEC on Edgar, as an exhibit to a Current Report on Form 8-K, and will be available prior to the call on the Company’s website at www.myfchs.com.

The live conference call also will be available via the Internet by visiting the company’s website and a recording of the call will be available on the company’s website for 90 days following the completion of the call.

First Choice Healthcare Solutions, Inc.
First Choice Healthcare Solutions, Inc., through its wholly owned subsidiary FCID Medical, Inc., is developing and acquiring efficient, medical specialty units.  The company is carving a new niche in the multibillion-dollar medical clinical service industry with specialized medical units that offer an optimal mix of synergistic multi-specialty physicians combined with an array of diagnostic capabilities.  More information is available at www.myfchs.com.

First Choice Healthcare Solutions was previously known as Medical Billing Assistance, Inc. and changed its stock symbol to “FCHS” in December 2011 in anticipation the company’s new business strategy.  The Company recently completed a 4-to-1 reverse stock split bringing a  total amount of outstanding shares to approximately 12.4 million.  Accordingly, the Company’s ticker will be “FCHSD” for the next 20 business days.

Forward-looking Statements
This press release contains statements which are forward-looking statements.  Such forward-looking statements are based on current expectations, estimates, and projections about our industry, management beliefs, and certain assumptions made by our management.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements.  Information concerning factors that could cause the Company’s actual results to differ materially from those contained in these forward-looking statements can be found in the Company’s periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

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